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EXHIBIT 99.1

FOR IMMEDIATE RELEASE

                               NORTH FORK BANCORP
   275 BROADHOLLOW ROAD, MELVILLE, NY 11747 (631) 844-1258 FAX (631) 844-1471


FOR IMMEDIATE RELEASE                        INVESTOR:  DANIEL M. HEALY
                                                        EXECUTIVE VICE PRESIDENT
                                                        CHIEF FINANCIAL OFFICER
                                                        (631) 844-1258

              NORTH FORK TO PRESENT AT UPCOMING INVESTOR CONFERENCE

         MELVILLE, N.Y. - NOVEMBER 28, 2001- NORTH FORK BANCORPORATION, INC. (NYSE: NFB) will be presenting at the Ryan, Beck & Co. Annual Institution Investors Conference, Thursday, NOVEMBER 29 at 2:00 P.M. (EST).

         RYAN, BECK & CO. has established a conference line for callers to listen in and hear the entire presentation including the question and answer period. However, this is a LISTEN ONLY conference line. The conference call in number is (800) 937-6563 refer to RYAN, BECK CONFERENCE.

         The presentation will also be accessible on North Fork Bank's website at (www.northforkbank.com) and click on INVESTOR PRESENTATION.


                                      * * *

The presentation may contain certain forward-looking statements. Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of the company that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand and competition; changes in legislation or regulation; changes in accounting principles, policies or guidelines; and other economic, competitive, governmental, regulatory, and technological factors affecting NFB's operations, pricing, products and services. Investors are encouraged to access NFB's periodic reports filed with the Securities and Exchange Commission for financial and business information regarding the company.


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